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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-114386 of Color Kinetics Incorporated and Subsidiaries on Form S-1 of our report dated April 9, 2004 (May 28, 2004 as to the fourth paragraph of Note 1 and Note 11), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 1, 2004